UNITED STATES

SECURITES AND EXCHANGE COMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [         ]  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SA FUNDS INVESMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Valued Shareholder,

Thank you for being a
shareholder of the SA Funds.
Your vote is needed!

You are receiving this reminder because you are a valued shareholder of the SA Funds, and we need your help. We’ve enclosed another copy of your proxy card for your convenience, which lists the different methods to cast your important vote.

If you have any proxy related questions, or would like to cast your vote by phone, please call (800) 591-6313 Monday through Friday 9 a.m. to 10 p.m. Eastern time to speak with a live operator to vote. Please help us by casting your vote today!

You are voting on proposals to approve the contracts necessary to continue services provided to the funds. Please note, these are administrative changes that will not impact your underlying investments or your fees. The proxy statement is available on the internet at https://vote.proxyonline.com/SA/docs/proxy.pdf. To ensure that your vote is counted, your executed proxy card must be received by 11:59 p.m. (Eastern Time) on September 7, 2023.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSALS.

We really appreciate your help.

If you have any questions about the proposal or the voting instructions, please call your financial advisor.

Sincerely,

Jonathan Scheid

President & CEO

Dear Valued Shareholder,

Thank you for being a
shareholder of the SA Funds.
Your vote is needed!

You are receiving this reminder because you are a valued shareholder of the SA Funds, and we need your help. We’ve enclosed another copy of your proxy card for your convenience, which lists the different methods to cast your important vote.

If you have any proxy related questions, please call (800) 591-6313 Monday through Friday 9 a.m. to 10 p.m. Eastern time to speak with a live operator. Please help us by casting your vote today!

You are voting on proposals to approve the contracts necessary to continue services provided to the funds. Please note, these are administrative changes that will not impact your underlying investments or your fees. The proxy statement is available on the internet at https://vote.proxyonline.com/SA/docs/proxy.pdf. To ensure that your vote is counted, your executed proxy card must be received by 11:59 p.m. (Eastern Time) on September 7, 2023.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSALS.

We really appreciate your help.

If you have any questions about the proposal or the voting instructions, please call your financial advisor.

Sincerely,

Jonathan Scheid

President & CEO